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                                                                   EXHIBIT (10P)



                               RUSSELL CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                           EFFECTIVE FEBRUARY 23, 2000


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                                TABLE OF CONTENTS

                                                                                 PAGE

ARTICLE 1. ESTABLISHMENT AND OBJECTIVES.........................................   1
   1.1.  Establishment..........................................................   1
   1.2.  Purpose................................................................   1

ARTICLE 2. DEFINITIONS..........................................................   1

ARTICLE 3. ADMINISTRATION.......................................................   5
   3.1.  Administration.........................................................   5
   3.2.  The Plan Administrator.................................................   6
   3.3.  Membership of the Committee............................................   6
   3.4.  Action of the Committee................................................   6
   3.5.  Advisors and Agents of the Committee...................................   6
   3.6.  Liability of the Committee; Indemnification............................   6
   3.7.  Service in More than One Capacity......................................   7
   3.8.  Allocations and Delegations of Responsibility..........................   7
   3.9.  Expenses...............................................................   7

ARTICLE 4. ELIGIBILITY AND PARTICIPATION........................................   7
   4.1.  Eligibility............................................................   7
   4.2.  Participation..........................................................   7

ARTICLE 5. BENEFITS.............................................................   8
   5.1.  Supplemental Benefit...................................................   8
   5.2.  Early Retirement Reduction.............................................   8
   5.3.  Postponed Retirement...................................................   8
   5.4.  Disability Benefit.....................................................   9
   5.5.  Death Benefits.........................................................   9
   5.6.  Form of Benefit........................................................   9
   5.7.  Change of Control......................................................   9

ARTICLE 6. VESTING..............................................................  10

ARTICLE 7. BENEFICIARY DESIGNATION..............................................  10

ARTICLE 8. RIGHTS OF PARTICIPANTS...............................................  10
   8.1.  Contractual Obligation.................................................  10
   8.2.  Unsecured Interest.....................................................  10
   8.3.  Employment.............................................................  11
   8.4.  Nontransferability.....................................................  11

ARTICLE 9. CLAIMS PROCEDURE.....................................................  11
   9.1.  Filing a Claim.........................................................  11
   9.2.  Review of Claim Denial.................................................  11

ARTICLE 10. AMENDMENT AND TERMINATION...........................................  11


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

ARTICLE 11. ADDITIONAL PROVISIONS...............................................  12
   11.1. Successors.............................................................  12
   11.2. Gender and Number......................................................  12
   11.3. Severability...........................................................  12
   11.4. Governing Law..........................................................  12
   11.5. Funding................................................................  12
   11.6. Tax Withholding........................................................  12
   11.7. Other Plans............................................................  12


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                               RUSSELL CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


ARTICLE 1.        ESTABLISHMENT AND OBJECTIVES

         1.1. Establishment. Russell Corporation, (the "Company"), hereby establishes the Russell Corporation Supplemental Executive Pension Plan (the "Plan") effective February 23, 2000.

         1.2. Purpose. The purpose of the Plan is to retain and motivate designated select management and highly compensated Employees of the Company and its Subsidiaries who are Participants in the Plan by providing supplemental retirement benefits to enhance their economic security. The Plan is an unfunded defined benefit pension plan for a "select group of management and highly-compensated Employees" within the meaning of sections 201(2), 301(3), and 401(a)(1) of the Employee Retirement Security Act of 1974, as amended.

ARTICLE 2.        DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below. Capitalized terms used in this Plan and not otherwise defined herein shall have the same meaning set forth in the Pension Plan.

         2.1.     "Accrued Benefit" shall have the meaning set forth in section
1.1 of the Pension Plan.

         2.2.     "Actuarial Equivalent" shall have the meaning set forth in section 1.3 of the Pension Plan.

         2.3. "Affiliate" shall mean any corporation, trade, or business if it is a Subsidiary of the Company or otherwise affiliated with the Company and designated as an Affiliate by the Committee.

         2.4. "Beneficiary" shall mean the person or persons designated under Article 7.

         2.5.     "Board" shall mean the Board of Directors of the Company.

         2.6. "Bonus" shall mean the amount, if any, of any annual bonus awarded to a Participant under the Company's Management Incentive Programs or annual bonus plans.

         2.7.     "Change of Control" means, any one or more of the following:

                  (a) any person (as such term is used in Rule 13d-5 of the SEC under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a Subsidiary, any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries or any Excluded Person, becomes the Beneficial Owner of 20% or more of the common stock of the Company or of Voting Securities representing 20% or more of the combined voting power of the Company (such a person or group, a "20% Owner"), except that (i) no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation with respect to which both more than 70% of the common stock of such corporation and Voting Securities representing more than 70% of the aggregate voting power of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be and (ii) such corporation shall not be deemed a 20% Owner; or

                  (b) the Incumbent Directors (determined using the Effective Date as the baseline date) cease for any reason to constitute at least two-thirds of the directors of the Company then serving; or

                  (c) approval by the stockholders of the Company of a merger, reorganization, consolidation, or similar transaction, or a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of liquidation of the Company (any of the foregoing transactions, a "Reorganization Transaction") which, based on information included in the proxy and other written materials distributed to the Company's stockholders in connection with the solicitation by the Company of such stockholder approval, is not expected to qualify as an Exempt Reorganization Transaction; or

                  (d) the consummation by the Company of a Reorganization Transaction that for any reason fails to qualify as an Exempt Reorganization Transaction as of the date of such consummation, notwithstanding the fact that such Reorganization Transaction was expected to so qualify as of the date of such stockholder approval.

Notwithstanding the occurrence of any of the foregoing events, a Change of Control shall not occur with respect to a Participant if, in advance of such event, the Participant agrees in writing that such event shall not constitute a Change of Control.

         2.8. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.

         2.9.     "Company" shall mean Russell Corporation.

         2.10. "Committee" shall mean the committee appointed by the Board to administer the Plan pursuant to Section 3.1 hereof.

         2.11.    "Credited Service" shall mean Years of Service (as defined in
Section 1.69 of the Pension Plan as in effect as of the Effective Date hereof) earned on or after January 1, 1998.

         2.12. "Disability" or "Disabled" means a mental or physical condition which, either with or without reasonable accommodations, renders a Participant incapable of performing the duties and responsibilities assigned to him immediately prior to incurring such condition as determined


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

by the Committee in good faith, upon receipt of medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

         2.13. "Early Retirement Age" shall mean attainment of at least fifty-five (55) years of age with at least five (5) Years of Service.

         2.14. "Early Retirement Date" shall mean the first of the month coincident with or next following the date upon which the Participant attains Early Retirement Age.

         2.15. "Earnings" shall have the meaning set forth in Section 1.23 of the Pension Plan; provided, that for purposes of this Plan, "Earnings" shall also include a Participant's Bonus and any amount which would otherwise be Earnings absent an election by Participant to defer such amounts or convert such amounts into a different form of benefit.

         2.16.    "Effective Date" has the meaning set forth in Section 1.1.

         2.17. "Eligible Employee" shall mean an Employee who meets the requirements of Section 4.1.

         2.18. "Employee" shall mean an individual who is employed by the Company or an Affiliate, or Subsidiary.

         2.19. "Excess Plan" shall mean the Russell Corporation Supplemental Retirement Benefit Plan, as amended and restated.

         2.20. "Excess Plan Benefit" shall mean the Supplemental Retirement Benefit payable under the Excess Plan.

         2.21. Exchange Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of the Exchange Act include references to successor provisions.

         2.22. "Exempt Reorganization Transaction" means a Reorganization Transaction which results in the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both more than 70% of the then-outstanding common stock of the Surviving Corporation and Voting Securities representing more than 70% of the aggregate voting power of the Surviving Corporation, in substantially the same respective proportions as such Persons' ownership of the common stock and Voting Securities of the Company immediately before such Reorganization Transaction.

         2.23. "Final Average Pay" shall mean the average monthly amount determined by dividing Participant's total Earnings during the 3 consecutive years in which such total was the highest, selected from the last 10 consecutive years prior to retirement by 36; provided, that for purposes of this Section 2.23, "year" shall mean the 12-month period ending on the last day of the fiscal quarter preceding the date on which such Participant has a Termination of Employment


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


or other date as of which a calculation in respect thereto is made and each 12-month period prior thereto.

         2.24. "Gross Supplemental Pension Benefit" shall have the meaning set forth in Section 5.1 hereof.

         2.25. "Incumbent Directors" means, as of any specified baseline date, individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by stockholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a "tender offer" (as such term is used in Section 14(d) of the Exchange Act), (iii) a proposed Reorganization Transaction, or (iv) a request, nomination or suggestion of any Beneficial Owner of Voting Securities representing 15% or more of the aggregate voting power of the Voting Securities of the Company or the Surviving Corporation, as applicable.

         2.26. "100% Joint and Survivor Annuity" shall mean an annuity that is the Actuarial Equivalent of a Single Life Annuity, that provides a reduced level monthly benefit to the Participant for his lifetime and, upon his death, an annuity for the life of his Beneficiary in a monthly amount equal to the amount payable to the Participant during his life.

         2.27.    "Normal Retirement Age" shall mean age 65.

         2.28. "Normal Retirement Date" shall mean the first of the month coincident with or next following the date upon which the Participant attains Normal Retirement Age.

         2.29.    "Offset Amount" shall have the meaning set forth in Section
5.1 hereof.

         2.30. "Participant" shall mean an Eligible Employee who has satisfied the requirements of Section 4.1 of the Plan.

         2.31. "Pension Plan" shall mean the Russell Corporation Revised Pension Plan (as amended and restated effective January 1, 1997) as it may be amended from time to time provided that section references hereunder shall refer to sections as renumbered and amended.

         2.32.    "Plan Year" shall mean the calendar year.

         2.33. "Qualified Joint & Survivor Annuity" shall have the meaning set forth in Section 1.55 of the Pension Plan.

         2.34. "SEC" means the United States Securities and Exchange Commission, or any successor thereto.


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         2.35.    "Single Life Annuity" shall mean an annuity providing equal monthly payments for the lifetime of a Participant with no survivor benefits.

         2.36. "Subsidiary" means, (a) any corporation of which more than 50% of the Voting Securities are at the time, directly or indirectly, owned by such Person, and (b) any partnership or limited liability company in which such Person has a direct or indirect interest (whether in the form of voting power or participation in profits or capital contribution) of more than 50%.

         2.37. "Supplemental Pension Benefit" means the Participant's Supplemental Pension Benefit determined pursuant to Article 5 hereof.

         2.38. "Termination of Employment" shall mean the retirement, resignation, death, or other voluntary or involuntary termination of a Participant's employment relationship with the Company and all Affiliates.

         2.39. "Voting Securities" of a corporation means securities of such corporation that are entitled to vote generally in the election of directors, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.

         2.40.    "Year of Service" shall have the meaning set forth in Section
1.69 of the Pension Plan.

ARTICLE 3.        ADMINISTRATION

         3.1. Administration. Subject to Article 10, the Plan shall be administered by the Board or a committee of the Board appointed by the Board to administer the Plan (the "Committee"). Any references herein to "Committee" are references to the Board or the Committee, as applicable. The Committee may from time to time establish rules for the administration of the Plan that are not inconsistent with the provisions of this Plan. The Committee shall have the discretion to construe and interpret the terms of the Plan including, but not limited to:

                  (a) subject to any limitations under the Plan or applicable law, to make and enforce such rules and regulations of the Plan and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

                  (b) to require any person to furnish such information as it may request as a condition to receiving any benefit under the Plan;

                  (c) to decide on questions concerning the Plan and the eligibility of any Participant to participate in the Plan, in accordance with the provisions of the Plan;

                  (d) to compute or have computed the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan; and

                  (e) to appoint and remove, as it deems advisable, the Plan Administrator.


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

The determination of the Committee as to any issue or disputed question arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

         3.2. The Plan Administrator. The Committee may appoint a Plan Administrator who may (but need not) be a member of the Committee, and in the absence of such appointment, the Committee shall be the Plan Administrator. The Plan Administrator shall perform the responsibilities delegated to him or her by the Committee.

         3.3. Membership of the Committee. The Committee shall consist of at least three members. Any member of the Committee may resign by delivering his or her written resignation to the secretary of the Company; the resignation shall become effective when received by the secretary of the Company (or at any other time agreed upon by the member and the Board). The Board may remove any member of the Committee at any time, with or without cause, upon notice to the member being removed; provided that if any individual member of the Committee is a Participant of an Employer, his or her membership on the Committee shall terminate automatically upon his or her termination of employment unless the Company specifies otherwise. Notice of the appointment, resignation, or removal of a member of the Committee shall be given by the Board to the members of the Committee.

         3.4. Action of the Committee. A vote of a majority of the members of the Committee shall be required for any action taken by the Committee. Resolutions may be adopted or other action taken without a meeting upon the written consent of all members of the Committee. Any person dealing with the Committee shall be entitled to rely upon a certificate of any member of the Committee, or its secretary, as to any act or determination of the Committee.

         3.5. Advisors and Agents of the Committee. The Committee may, subject to periodic review, (a) authorize one or more of its members or an agent to execute or deliver any instrument, and make any payment on its behalf and (b) utilize the services of associates and engage accountants, agents, clerks, legal counsel, record keepers and professional consultants (any of whom may also be serving an Employer or a Subsidiary of the Company) to assist in the administration of this Plan or to render advice with regard to any responsibility under this Plan.

         3.6. Liability of the Committee; Indemnification. The members of the Committee and the Plan Administrator shall have no liability with respect to any action or omission made by them in good faith nor from any action made in reliance upon (a) the advice or opinion of any accountant, legal counsel, medical adviser or other professional consultant or (b) any resolutions of the Board certified by the secretary or assistant secretary of the Company. Each member of the Committee and each Participant to whom are delegated duties, responsibilities and authority with respect to the Plan shall be indemnified and held harmless by the Company and the Employers and their respective successors against all claims, liabilities, fines and penalties and all expenses (including but not limited to reasonable attorneys fees) reasonably incurred by or imposed upon such member or Participant which arise as a result of his or her actions or failure to act in connection with the operation and administration of the Plan, to the extent lawfully allowable and to the extent that such claim liability, fine, penalty or expense is not paid for by liability insurance purchased by or paid for by the Company or an Employer. Notwithstanding the foregoing, the Company shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise.

         3.7. Service in More than One Capacity. Any person or group of persons may serve the Plan in more than one capacity.

         3.8.     Allocations and Delegations of Responsibility.

                  (a) Delegation of Responsibility. The Board, the Committee and the Plan Administrator, respectively, shall have the authority to delegate from time to time, in writing, all or any part of his or its responsibilities under the Plan to such person or persons as he or it may deem advisable (and may authorize such person, upon receiving the written consent of the delegating authority, to delegate such responsibilities to such other person or persons as the delegating authority shall authorize), and in the same manner to revoke any such delegation of responsibility. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the delegating authority. Neither the Board, the Company, the Committee nor the Plan Administrator shall be liable for any acts or omissions of any such delegate. The delegate shall periodically report to the delegating authority concerning the discharge of the delegated responsibilities.

                  (b) Allocations of Responsibility. The Board, the Committee and, if the Plan Administrator is more than one person, the Plan Administrator shall have the authority to allocate from time to time, in writing, all or any part of its responsibilities under the Plan to one or more of its members as it may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the allocating authority. Neither the Board, the Employers, the Committee nor the Plan Administrator shall be liable for any acts or omissions of such member. The member to whom responsibilities have been allocated shall periodically report to the allocating authority concerning the discharge of the allocated responsibilities.

         3.9. Expenses. The cost of payment of benefits under this Plan and the expenses of administering the Plan shall be borne by the Company.


ARTICLE 4.        ELIGIBILITY AND PARTICIPATION

         4.1. Eligibility. Each key management employee (Grade 20 and above), officer or highly compensated Employee of the Company, its Affiliates and Subsidiaries as designated by the Company's Chief Executive Officer or the Committee shall be eligible to participate in the Plan ("Eligible Employee"). As of the Effective Date, the Employees identified on Schedule A hereto have been designated by the Chief Executive Officer and shall be eligible to participate in the Plan.

         4.2. Participation. Eligible Employees set forth on Schedule A hereto shall participate in the Plan as of the Effective Date. Any other Eligible Employee designated who is eligible to participate shall commence participation upon such designation by the Chief Executive Officer or the Committee.

ARTICLE 5.        SUPPLEMENTAL PENSION BENEFIT

         5.1.     Supplemental Pension Benefit. Subject to the provisions in
Section 5.6 and Article 7, each Participant shall be entitled to a Supplemental Pension Benefit in the form of a Single Life Annuity payable at Normal Retirement Age equal to (a) reduced by (b), where

                  (a) equals 2% of Participant's Final Average Pay multiplied by the Participant's Credited Service provided that the maximum number of years of Credited Service considered hereunder shall be 25 (the "Gross Supplemental Pension Benefit") and

                  (b) equals the sum of (i) and (ii) below multiplied by a fraction the numerator of which is the Credited Service calculated hereunder and the denominator of which is the Participant's Credited Service calculated under the Pension Plan (the "Offset Amount"):

                           (i) an amount equal to the Participant's Accrued Benefit ; and

                           (ii)     an amount equal to the Excess Plan Benefit

         5.2. Early Retirement Reduction. If a Participant retires before attaining Normal Retirement Age, but upon or after attaining Early Retirement Age, the Participant shall be entitled to a Supplemental Pension Benefit on his early Retirement Date calculated in accordance with Section 5.1, above, with the following changes:

                  (a) for each year the Participant's benefit hereunder commences prior to Normal Retirement Age, the Gross Supplemental Pension Benefit shall be reduced by (i) 3% for each of the first five years prior to Normal Retirement Age and (ii) 5% for each of the next five years prior to Normal Retirement Age; and

                  (b) the Offset Amount shall be reduced by the factors set forth in Section 4.2 of the Pension Plan as if Participant at his age upon commencement of benefits hereunder were entitled to Early Retirement under the Pension Plan and would receive a benefit calculated pursuant to that section without regard to any service requirement thereunder.

         5.3. Postponed Retirement. If a Participant continues in employment beyond Normal Retirement Age or is re-employed following his Normal Retirement Date, benefit shall be adjusted as provided in Section 4.4 of the Pension Plan.

         5.4. Disability Benefit. If the Board determined that a Participant hereunder is Disabled, such Participant shall be entitled to a Supplemental Pension Benefit in accordance with the terms, conditions and timing in Section
5.1 provided that the calculation of such benefit shall be based on Final Average Pay calculations as of the date upon which the Board determined the Participant was Disabled and shall include the period of such Disability as Credited Service for purposes of the calculation.


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         5.5.     Death Benefits.

         (a) If a Participant who is at least 55 years of age dies while employed with at least 5 Years of Service, the surviving spouse, if any, shall be entitled to an immediate benefit equal to the amount such surviving spouse would have received if the Participant had elected to receive his benefit in the form of a 100% Joint and Survivor Annuity payment option commencing immediately.

         (b) If a Participant dies while employed and after at least 5 Years of Service, but before attaining at least age 55, the surviving spouse, if any, shall be entitled to benefit calculated as described above, provided that it shall be calculated and payable as of the date the Participant would have attained age 55.

         (c) If a Participant who is at least 55 years of age with at least 5 Years of Service upon Termination of Employment dies after such Termination of Employment, but prior to commencing benefits hereunder, the surviving spouse, if any, shall be entitled to an immediate benefit equal to the amount such surviving spouse would have received if the Participant had elected to receive his benefit in the form of the Qualified Joint and Survivor Annuity payment option commencing immediately.

         (d) Except as provided in this Section 5.5 or otherwise provided as a result of Participant's election of an optional form of benefit in accordance with Section 5.6, no benefits shall be payable hereunder upon a Participant's death.

         5.6.     Form of Benefit.

                  (a) Normal Form of Benefit. Unless the Participant otherwise elects hereunder, the Supplemental Pension Benefit shall be payable in the form of a Single Life Annuity.

                  (b) Optional Forms of Benefit. Participant may elect, by furnishing the Committee with written notification of such election 90 or more days prior to the commencement of benefits hereunder, to receive the Supplemental Pension Benefit in any form of payment then available under Article 7 of the Pension Plan.

                  (c) Level Income Option. In addition to the forms of payment available under the Pension Plan, a Participant may elect, provided that the Supplemental Pension Benefit hereunder is sufficient, by providing the Committee with written notification of such election 90 or more days prior to commencement of benefits hereunder, to receive payment of his Supplemental Pension Benefit in the form of an adjusted annuity of equivalent Actuarial Value payable in a greater amount before such Participant is eligible to first receive benefits under the Pension Plan and the Excess Plan, so that the total income, including the sum of the benefits payable under (i) this Plan, (ii) the Pension Plan and (iii) the Excess Plan to which the Participant shall be entitled are as nearly uniform as possible both before and after first becoming eligible for benefits under the Pension Plan and/or the Excess Plan (the "Level Payment Option").

                  (d) Benefits not in Excess of $10,000. Notwithstanding any other provision herein to the contrary, if upon Participant's Termination of Employment, the Actuarial

         Equivalent lump-sum value of Participant's vested benefit does not exceed $10,000, then, such benefit shall be paid to participant in an immediate lump-sum.

         5.7. Change of Control. Upon a Change of Control, Participant's benefit shall become 100% fully vested and the Actuarial Equivalent lump-sum value of Participant's vested benefit shall be immediately paid to Participant in a single lump-sum cash payment within thirty (30) days following the Change of Control; provided that Participants shall be entitled to act at any time during the 10 day period following a Change of Control (prior to receiving payment) not to receive such lump-sum payment and to instead leave the benefit with the Plan. Participant's benefit under the Plan following the Change of Control shall be reduced by the Actuarial Equivalent of the amount, if any, of such lump-sum payment received by Participant pursuant to this Section 5.7.

ARTICLE 6.        VESTING

         Participants shall become 100% fully vested upon being on the first of the following to occur (a) being credited with 5 or more years of Credited Service, (b) attaining age 61, and (c) a Change of Control. If Participant shall have a Termination of Employment before benefits hereunder become vested and non-forfeitable, Participant shall forfeit the right to any Supplemental Pension Benefit or other benefit hereunder upon such Termination of Employment.

ARTICLE 7.        BENEFICIARY DESIGNATION

         A Participant shall designate a Beneficiary or Beneficiaries who, upon the Participant's death, will receive the amounts that were otherwise due and payable to Participant prior to Participant's death. All such designations shall be in writing and signed by the Participant. The Participant also may change his Beneficiary or Beneficiaries by a signed, written instrument delivered to the Committee. The payment of amounts shall be in accordance with the last unrevoked written designation of Beneficiary that has been signed and delivered to the Committee. For purposes of this Plan, the term "Beneficiary" means, the person or persons designated under paragraphs (a) or (b) below, as applicable.

         (a) Unmarried Participants. Each unmarried Participant may designate a Beneficiary or Beneficiaries to receive the amounts that were otherwise due and payable to Participant prior to Participant's death. Such designation shall not be effective unless it is made on a form provided for that purpose by the Committee during the Participant's lifetime. The Participant may, from time to time during the Participant's lifetime, on a form approved by and filed with the Committee, change the Participant's Beneficiary or Beneficiaries.

         (b) Married Participants. The Beneficiary of each Participant who is married shall be the surviving spouse of such Participant, unless the Participant, with the spouse's written consent, designates another Beneficiary or Beneficiaries. Each married Participant may, from time to time during the Participant's lifetime, on a form approved by and filed with the Committee, change such Participant's designation of Beneficiaries but only if the

Participant's spouse consents in writing to such Beneficiary designation on a form supplied by the Committee.

ARTICLE 8.        RIGHTS OF PARTICIPANTS

         8.1. Contractual Obligation. It is intended that the Company be under a contractual obligation to pay Supplemental Pension Benefits when due. Payment of Supplemental Pension Benefits under this Plan shall be made out of the Company's general assets.

         8.2. Unsecured Interest. No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

         8.3. Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or an Affiliate.

         8.4. Nontransferability. In no event shall the Company make any payment under this Plan to any assignee or creditor of a Participant or a Beneficiary. Prior to the time of payment hereunder, a Participant or a Beneficiary shall have no rights by way of anticipation or otherwise to dispose of any interest under this Plan nor shall such rights be assigned or transferred by operation of law.

ARTICLE 9.        CLAIMS PROCEDURE

         9.1. Filing a Claim. Each individual eligible for benefits under this Plan ("Claimant") may submit his application for benefits ("Claim") to the Plan Administrator (or to such other person as may be designated by the Plan Administrator) in writing in such form as is provided or approved by the Plan Administrator. A Claimant shall have no right to seek review of a denial or benefits, or to bring any action in any court to enforce a Claim, prior to his filing a Claim and exhausting his rights to review under Sections 9.1 and 9.2.

         When a Claim has been filed properly, it shall be evaluated and the Claimant shall be notified of the approval or the denial of the Claim within thirty (30) days after the receipt of such Claim. A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the Claim is granted or denied, in whole or in part. If a Claim is denied, in whole or in part, the notice shall contain (a) the specific reasons for the denial, (b) references to pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the Claim and an explanation of why such material or information is necessary, and
(d) the Claimant's right to seek review of the denial.

         9.2. Review of Claim Denial. If a Claim is denied, in whole or in part, the Claimant shall have the right to (a) request in writing that the Committee (or such other person as shall be designated in writing by the Committee) review the denial, (b) review pertinent documents, and (c) submit issues and comments in writing. Within thirty (30) days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review. The decision on review by the Committee shall be forwarded to the Claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based.

ARTICLE 10.       AMENDMENT AND TERMINATION

         The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated or foreseen, the Board necessarily must and does hereby reserve the right to amend, modify, or terminate the Plan at any time by written resolution. No such amendment or termination shall deprive any Participant of benefits accrued at the time of such amendment or termination. Notice of such amendment or termination shall be given in writing to each Participant and Beneficiary of a deceased Participant having an interest in the Plan. Any of the provisions of this Article 10 to the contrary notwithstanding, if the Board shall amend the Plan in a manner to find the benefits obligation hereunder is a manner which results in all or any portion of the benefits under the Plan being taxable hereunder prior to the date of payment specified herewith, the Board shall have the authority to amend the benefit formula hereunder to contain such adjusted benefit amount hereunder as the Board in its discretion shall determine to be equitable to provide Participants an accelerated after tax benefit hereunder reasonably expected to be equal to the after tax benefit hereunder reasonably expect without such amendment.

ARTICLE 11.       ADDITIONAL PROVISIONS

         11.1. Successors. All obligations of the Company under the Plan with respect to benefits hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

         11.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         11.3. Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

         11.4. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Alabama other than its laws respecting choice of law.

         11.5. Funding. Benefits hereunder shall constitute an unfunded obligation to the Company, but the Company may create reserves, funds, and/or provide for amounts to be held in trust on the Company's behalf. Payment of benefits may be made by the Company, on behalf of the Company by such a trust or through a service or benefit provider to the Company or such trust. No Participant, Employee, or any other person shall have any right, title or interest whatsoever in or to, or any preferred claim in or to, any such trust assets or to any other investment reserves, accounts or funds that the Company may purchase, establish, or accumulate to aid in providing the payments described in the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company and a Participant, Employee, or any other person.

         11.6. Tax Withholding. The Company may withhold or cause to be withheld from any benefit payment any withholding or other taxes required to be withheld with respect to such payment and such sum as the Company may reasonably estimate as necessary to cover any withholding or other taxes which may be due and owing as a result of any Supplemental Pension Benefit or the creation or maintenance of this Plan.

         11.7. Other Plans. No benefit payable hereunder shall be deemed compensation to the Participant for the purposes of computing benefits to which such Participant may be entitled under the Qualified Plan, the Excess Plan or any other plan or arrangement of the Company for the benefit of its employees.

                        Executed this 22nd day of December, 2000.



                                                THE RUSSELL CORPORATION



                                                By:  /s/ Michael W. Hager
                                                   -----------------------------
                                                     Its:  Senior Vice President



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